**BARBARA K. CEGAVSKE**
*Secretary of State*

**KIMBERLEY PERONDI**
*Deputy Secretary for Commercial Recordings*

**STATE OF NEVADA**

**OFFICE OF THE SECRETARY OF STATE**

*Commercial Recordings Division*
*202 N. Carson Street*
*Carson City, NV 89701*
*Telephone (775) 684-5708*
*Fax (775) 684-7138*

*North Las Vegas City Hall*
*2250 Las Vegas Blvd North, Suite 400*
*North Las Vegas, NV 89030*
*Telephone (702) 486-2880*
*Fax (702) 486-2888*

## Business Entity - Filing Acknowledgement

09/29/2020

**Work Order Item Number:** W2020092900614-848352
**Filing Number:** 20200943877
**Filing Type:** Certificate Pursuant to NRS 78.209
**Filing Date/Time:** 9/29/2020 1:24:00 PM
**Filing Page(s):** 1

**Indexed Entity Information:**

**Entity ID:** C8080-1990

**Entity Name:** ABRAXAS PETROLEUM CORPORATION

**Entity Status:** Active

**Expiration Date:** None

Commercial Registered Agent
C T CORPORATION SYSTEM
701 S CARSON ST STE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

| Filed in the Office of | Business Number C8080-1990 |
|---|---|
| *Barbara K. Cegavske* | Filing Number 20200943877 |
| Secretary of State State Of Nevada | Filed On 9/29/2020 1:24:00 PM |
| | Number of Pages 1 |

**BARBARA K. CEGAVSKE**
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

# Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Abraxas Petroleum Corporation

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

400,000,000 shares of common stock, par value $0.01.
1,000,000 shares of preferred stock, par value $0.01.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

20,000,000 shares of common stock, par value $0.01.
1,000,000 shares of preferred stock, par value $0.01.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

1 share of common stock, par value $0.01 for each 20 shares of common stock, par value $0.01 will be issued, as part of a 1 for 20 reverse stock split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Abraxas will issue one whole share of the post-Reverse Stock Split Common Stock to any stockholder who otherwise would have received a fractional share. No fractional shares will be issued and no cash or other consideration will be paid.

7. Effective date and time of filing: (optional) Date: 10/19/2020 Time: 12:01 AM Eastern Time

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X *[signature]* CEO

Signature of Officer Title

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*